SETTLEMENT AGREEMENT, GENERAL RELEASE
AND COVENANT NOT TO SUE



   THIS SETTLEMENT AGREEMENT dated as of November 11, 1996,
(the "Agreement") is between Douglas H. Hanson ("Hanson"), Qwest Communications Corporation, a Delaware corporation (Qwest), The Anschutz Corporation and Anschutz Company (collectively "the Parties").

                               RECITALS

   A.        As of November 11, 1996, Qwest employed Hanson as
President and Chief Executive Officer.

   B. Qwest and Hanson have mutually agreed that it would be in both of their interests to terminate the employment relationship between them.

   C. In connection with the termination of the employment relationship, Qwest, The Anschutz Corporation, Anschutz Company and Hanson desire to release each other from any and all obligations or legal right either may owe to the other, except for the specific rights identified in this Agreement.

   D. The entering into this Agreement is not an admission on either party's part of any wrongdoing or actual liability owed to the other.

   E. It is intended that this Agreement be construed in the broadest possible manner, in accordance with the parties' express intention that all disputes between them arising out of or in any way connected to Hanson's employment with Qwest be forever resolved. This includes all potential and actual claims under both federal and state law and under the company benefit plans including the Qwest Growth Share Plan. Hanson shall retain no rights with respect to his employment except for any rights he may have under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and any rights specifically granted by this Agreement.

   THEREFORE, in consideration of the mutual promises, covenants and other considerations set forth below, Hanson and Qwest agree as follows:

                               AGREEMENT

   1. Consideration. In consideration for Hanson's resignation of employment, the confidentiality provisions, the non-compete provisions, the releases and other agreements set forth in this Agreement, Qwest agrees to pay Hanson or to his heirs, assigns, beneficiaries, trustees or other person designated by him in writing the following:

             (a) The sum of $9,000,000, payable in three equal installments as follows:

                  (i) On January 2, 1997, Qwest shall pay to Hanson the sum of $3,000,000, less normal and customary deductions for income, employment and other tax withholding, as determined by Qwest;

                  (ii) The balance of 6,000,000 shall be payable in
                       two equal installments of $3,000,000 plus accrued interest at the annual rate of 6% on January 2, 1998 and January 2, 1999. Qwest, in its sole discretion, may elect upon 90 days notice in writing to prepay any outstanding balance owing at any time. All amounts payable under this paragraph shall be subject to normal income, employment and other tax withholding, as determined by Qwest.

                  (iii)     The payments set forth in subparagraphs
                            (i) and (ii) above shall be
                            unconditionally guaranteed by Anschutz
                            Company in the form attached hereto as
                            Exhibit A.

             (b) Qwest shall continue to provide Hanson with the health, disability and life insurance coverage currently applicable to him, or comparable coverage, for a period of one year, to and including November 10, 1997. If, however, Hanson receives any health, disability or life insurance coverage from any other source prior to November 10, 1997, Qwest's obligation to continue these benefits to November 1, 1997, shall terminate.

             (c)  Hanson shall be entitled to purchase the Jeep
Cherokee automobile currently leased by Qwest for his use at the buyout price set forth in the lease agreement. Hanson shall be responsible for all maintenance and insurance on the vehicle beginning November 11, 1996.

             (d) Qwest shall transfer ownership of Hanson's home office computer, facsimile machine and copying machine to him, provided that Qwest shall first remove from the computer memory and hard drive all confidential or proprietary information and all licensed software as determined necessary by Qwest.

   2. Resignation. Hanson hereby resigns his employment with Qwest effective as of November 11, 1996.

   3. Employment Benefits. Upon execution of this Agreement, Qwest shall pay Hanson the sum of $119,420 for his accrued but unused vacation time as of November 8, 1996, less normal and customary deductions for income, employment and other tax withholding. Hanson shall retain any rights he may have under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

   4. Non-competition. Hanson agrees that for a period of 36 months from the date of this Agreement, Hanson shall not directly or indirectly own, manage, operate, control, be employed by, participate in, consult for, advise others with respect to or be connected in any manner with the ownership of any business that has services, products or research activities directly competitive with Qwest in the construction and sale of fiber optic cable systems. Hanson further agrees that in furtherance of his obligations of this paragraph he shall not solicit or contact in any manner, with respect to the business of constructing and selling fiber optic cable systems, customers of Qwest or any persons or entities that have been identified as potential customers of Qwest during the twelve months prior the date of this Agreement. This paragraph shall not preclude Hanson from holding a stock interest not to exceed five percent of the total outstanding shares of the class or classes of stock owned by Hanson in any corporation which is a direct competitor of Qwest in the construction and sale of fiber optic cable systems. For purposes of this paragraph only, stock nominally or beneficially owned by Hanson's wife, children or parents shall be deemed to be owned by Hanson. In the event that a court should find this paragraph to be overly broad and therefore unenforceable, the court shall modify this paragraph to reflect the maximum restraint allowable, and shall then enforce the paragraph, as so modified. Hanson represents that as of the date of this Agreement he is not currently engaged in any activity or ownership of any stock that would violate the provisions of this paragraph.

   5. Promissory Note. The undersigned Parties agree that all amounts due and owing or to become due and owing under the promissory note executed by Hanson in favor of The Anschutz Corporation be and are hereby forgiven and extinguished and the mortgage and deed of trust securing the promissory note is fully and finally released by The Anschutz Corporation.

   6. Confidential Information and Trade Secrets. Hanson acknowledges that during his employment with Qwest he has gained knowledge of and access to substantial nonpublic proprietary and confidential information relating to Qwest's methods of doing business, technology, clients, training methods and other matters, all of which have substantial value to Qwest and would be valuable to any competitor of Qwest's. For purpose of this paragraph, "Confidential Information" means all information that was disclosed to Hanson or that he acquired in whole or in part as a result of his employment with Qwest, unless such information has clearly come into the public domain. Hanson agrees that for 36 months following the date of this Agreement he shall not disclose to anyone outside of Qwest, or use directly or indirectly, any Confidential Information in connection with the construction and sale of fiber optic cable systems, and that for six months following the date of this Agreement he shall not disclose to anyone outside of Qwest, or use directly or indirectly, any other Confidential Information that would adversely affect Qwest or its business, except in either case with Qwest's prior written permission, which Qwest may withhold in its sole discretion. Hanson represents that, as of the effective date of this Agreement, he has surrendered to Qwest all written material, including electronic or computer compilations and data, and duplicates thereof in his possession or control containing, reflecting or alluding to Confidential Information.

   7.        Specific Release of Claims under Growth Share Plan.
Hanson specifically and knowingly waives and releases any and all rights he has or may have under the Qwest Holding Corporation Growth Share Plan, as amended effective May 1,1996, and formerly know as the Southern Pacific Telecommunications Company Growth Share Plan (the "Growth Share Plan") and the Southern Pacific Telecommunications Company Growth Share Plan Agreement dated December 22, 1994, between
Hanson and Southern Pacific Telecommunications Company.   Hanson and
Qwest recognize that the value of any rights Hanson may have under the Growth Share Plan may materially increase or decrease at any time after the execution of this Agreement. By executing this Agreement, Hanson acknowledges that he is releasing all rights to any such increased or decreased value and the rights he may otherwise have under the Growth Share Plan, including the rights under Section 8.8 of the Growth Share Plan. The inclusion of the specific release in this Paragraph 7 is not intended to limit, and shall not be deemed to have limited, the general release of Paragraph 8 below.

   8. Mutual General Release. Except as specifically provided herein to the contrary, Hanson, for himself, his heirs, his personal representatives, assigns, and attorneys, and Qwest, for itself, its present and future affiliates and subsidiaries, including but not limited to Anschutz Company and The Anschutz Corporation, and each of their past, present, and future officers, directors, employees, shareholders, independent contractors, insurers, agents, representatives, assigns and attorneys, mutually release and discharge the other, the other's heirs, personal representatives, assigns, present and future affiliates and subsidiaries, past, present, and future officers, directors, employees, shareholders, independent contractors, attorneys, insurers, and any and all other persons or entities that are now or may become liable to the other due to the acts or omissions of either Hanson or Qwest, of and from any and all actions, causes of actions, claims, demands, costs and expenses, including attorneys' fees, of every kind and nature whatsoever, in law or in equity, whether now known or unknown, that either of them, or any person acting under any of them, may now have, or claim at any future time to have, based in whole or in part upon any act or omission occurring prior to the effective date of this Agreement without regard to present actual knowledge of such acts or omissions, including specifically, but not by way of limitation, matters which may arise at common law, such as breach of contract, expressed or implied, promissory estoppel, wrongful discharge, tortious interference with contractual rights, infliction of emotional distress, defamation, or under Federal, State or Local Laws, such as, but not necessarily limited to the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination and Employment Act, the Rehabilitation Act of 1973, the Equal Pay Act, the Americans With Disabilities Act, and the Colorado Civil Rights Act.

   9. Covenant Not to Sue. Hanson, Qwest, Anschutz Company, The Anschutz Corporation, and any affiliate each covenant with the other never to institute or participate in any administrative proceeding, suit or action, at law or in equity, against each other by reason of any claim released in this Agreement.

   10. Denial of Liability. Hanson and Qwest each understand and agree that this Agreement shall not be construed as an admission of liability on the part of any person, firm, corporation, or other entity released, liability being expressly denied.

   11. References. Hanson expressly assumes all risk associated with listing any past or present Qwest employee, or Qwest, The Anschutz Corporation, Anschutz Company or any of their employees, as a reference in connection with Hanson's pursuit of future
employment.    Hanson agrees that Qwest, The Anschutz Corporation,
Anschutz Company or any of its employees or affiliates who Hanson lists as a reference shall in response to any request for a reference concerning Hanson be permitted to provide complete, truthful and accurate information concerning Hanson without creating any liability for himself or herself, Qwest, The Anschutz Corporation, Anschutz Company, any affiliated entity, or any employee, agent or representative of any of the foregoing.

   12. Covenant of Nondisparagement. Hanson covenants never to disparage or speak ill of Qwest, Anschutz Company, The Anschutz Corporation or any of their products, services, affiliates, subsidiaries, officers, directors, employees or shareholders. Philip
F. Anschutz shall not, and Qwest, The Anschutz Corporation and Anschutz Company will take reasonable steps to prevent and will not knowingly permit any of their respective employees or agents to, disparage or speak ill of Hanson, provided that responses to requests for references that may be made without liability pursuant to Paragraph 11 shall not constitute a violation of this paragraph.

   13. Confidentiality. Hanson agrees that he shall not divulge, disclose, or make available in any manner, or to any person or entity, other than his legal counsel, financial adviser or spouse, the terms of this Agreement, except to the extent necessary for the payment of federal and state income taxes, if any. Qwest, Anschutz Company and The Anschutz Corporation agree that neither they nor any of their officers, employees, directors or affiliates shall divulge, disclose, or make available in any manner, or to any person or entity, other than their legal counsel, financial advisors and accountants, the terms of this Agreement, except to the extent necessary for the withholding of federal and state income and other taxes or as otherwise may be required by law. If any Party hereto makes a disclosure in violation of this paragraph, the other Party or Parties, in addition to any other remedies available at law or in equity, shall be entitled to disclose such previously disclosed information as may be reasonably necessary.

   14. Nonreliance. The undersigned Parties agree that they expressly assume all risk that the facts or law may be, or become, different that the facts or law as presently believed by the them. Hanson, Qwest, Anschutz Company and The Anschutz Corporation expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other party, in any way relating to the subject matter of this Agreement, including specifically but not by way of limitation, information relating to the value of any rights Hanson may have under the Growth Share Plan.

   15. Governing Law. This Agreement shall governed by the laws of the state of Colorado and may be enforced in any court of competent jurisdiction.

   16. Signatures. By their signatures below, each party to this Agreement represents that he or it has read this Agreement in full, has voluntarily entered into this Agreement upon advice of legal counsel, or with the full opportunity to consult legal counsel, agrees that it is in his or its best interest to enter into this Agreement, agrees that he or it believes that this Agreement represents a fair and reasonable resolution of the differences between the parties and agrees to all of the terms and conditions specified in this Agreement.

   17. Entire Agreement. This Agreement represents the entire agreement between the parties, and this Agreement may not be modified or otherwise amended without a document, in writing, subscribed to by each of the parties.

   DATED this 13th day of November, 1996.


                                 DOUGLAS H. HANSON


                            /s/_____________________________________


                            QWEST COMMUNICATIONS CORPORATION


                            By:/s/__________________________________
                                 Authorized Agent/Representative


                            THE ANSCHUTZ CORPORATION


                            By:/s/__________________________________
                                 Authorized Agent/Representative


                            ANSCHUTZ COMPANY


                            By:/s/__________________________________
                                 Authorized Agent/Representative




                               GUARANTY

   This GUARANTY, dated as of November 13, 1996, is from ANSCHUTZ
COMPANY, a Delaware corporation (hereafter called "Guarantor"), to and for the benefit of DOUGLAS H. HANSON (hereafter called "Hanson").

                               Recital

   QWEST COMMUNICATIONS CORPORATION (hereafter called "QWEST"), a wholly-owned subsidiary of Guarantor, entered into a Settlement Agreement, General Release and Covenant Not to Sue dated as of November 11, 1996, by and between QWEST and Hanson (the "Agreement"). Hanson would not have entered into the Agreement except for the execution and delivery of this Guaranty.

                              Agreement

   NOW, THEREFORE, as a material inducement to Hanson to enter into the Agreement with QWEST and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Hanson hereby agree as follows:

   1. Guaranty. Guarantor hereby unconditionally and irrevocably guaranties to Hanson the full and punctual payment of the amounts payable by QWEST to Hanson under paragraph 1(a) of the Agreement (such payment obligations are collectively referred to as the "Obligations").

   2. Unconditional Obligations. Guarantor understands and agrees that this Guaranty is direct, immediate, absolute, continuing, unconditional and unlimited (except as provided in Section 12), and is a guaranty of payment and not of collection. If QWEST shall fail to pay or perform any of the Obligations, Guarantor shall pay, forthwith upon demand, to Hanson or to Hanson's designated agent, any and all such amounts as may be due and owning from QWEST to Hanson.

   3.   Guarantor's Waivers.  Guarantor waives:

        (a) notice of the creation or extension of any Obligation by QWEST;

        (b) notice that QWEST has taken or omitted to take any action under the Agreement or any other instrument relating thereto or relating to any Obligation;

        (c)  notice of acceptance of this Guaranty;

        (d) demand, presentation for payment and notice of demand, nonpayment or nonperformance;

        (e) any and all right to participate in any security held by Hanson now or in the future;

        (f) the right to require Hanson to (i) proceed against QWEST, (ii) proceed against or exhaust any security which Hanson now holds or may hold in the future from QWEST; (iii) pursue any other right or remedy available to Hanson, or (iv) have the property of QWEST first applied to the discharge of the Obligations; and

        (g) any defense by reason of bankruptcy, reorganization, discharge by the filing of bankruptcy or discharge in bankruptcy of QWEST.

   Guarantor further agrees that the Guaranty will not be discharged and shall remain in full force and effect until full payment and performance of all Obligations of QWEST and the liabilities of Guarantor hereunder.

   4. Guarantor's Representations and Warrants. Guarantor represents and warrants that Guarantor has a financial interest in QWEST.

   5. Consent. Guarantor understands and consents that from time to time, and without further notice to or consent of Guarantor, Hanson may take any or all of the following actions without releasing, discharging or in any way affecting the obligations of Guarantor under this Guaranty:

        (a) extend, renew, modify, compromise, settle, or release the Obligations;

        (b) any modification or amendment of or supplement to the Agreement;

        (c) release or compromise any liability of any party or parties with respect to the Obligations; or

        (d) exercise or refrain from exercising any right or remedy of Hanson under the Agreement.

   6. Delay in Enforcement. Guarantor understands and agrees that any failure or delay of Hanson to enforce any of its rights under the Agreement or this Guaranty shall in no way affect Guarantor's obligations under this Guaranty.

   7. Notices. Notices to Guarantor are not required under this Guaranty. However, if notice is delivered, unless otherwise provided herein, it shall be hand delivered, sent by registered or certified U.S. mail, postage prepaid, or by commercial overnight delivery service, or transmitted by facsimile, and shall be deemed served or delivered to Guarantor when received at the address set forth after the signature line below, upon confirmation of sending when sent by fax, on the day after being sent when sent by overnight delivery service, or three (3) days after deposit in the mail when sent by U.S. mail.

   8. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Guaranty and the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   9. Applicable Law and Jurisdiction. This Guaranty and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the state of Colorado. Guarantor agrees that the exclusive venue for any actions related to this Guaranty shall be the federal district court of Colorado.

   10. Amendments. No amendment, modification or alteration of this Guaranty shall be effective unless in writing and signed by the parties hereto or their respective successors or assigns.

   11. Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of the successors permitted and assigns of the parties hereto.

   12. Limited Maximum Liability. Notwithstanding anything contained herein to the contrary, the liability of Guarantor for the payment of the Obligations shall be limited to the aggregate sum of $9,000,000.

   THIS GUARANTY IS FREELY AND VOLUNTARILY GIVEN WITHOUT ANY DURESS OR COERCION AND AFTER GUARANTOR HAS EITHER CONSULTED WITH COUNSEL, OR HAS BEEN GIVEN AN OPPORTUNITY TO DO SO, AND GUARANTOR HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THE AGREEMENT AND THIS GUARANTY.

   IN WITNESS WHEREOF, this Guaranty has been executed as of the date first above written.

                            GUARANTOR:

                            ANSCHUTZ COMPANY, a Delaware corporation


                            /s/_____________________________________
                            By:  Craig D. Slater
                            Title:  Vice President

                            Guarantor's Address:
                            2400 Anaconda Tower
                            555 Seventeenth Street
                            Denver, Colorado   80202
                            Attn.:  President